BYLAWS

OF

SOUTHWESTERN ENERGY COMPANY

(A Delaware Corporation)

As Amended through April 28, 2020

BYLAWS

OF

SOUTHWESTERN ENERGY COMPANY

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.
ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

2.2 Annual Meetings. The Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting.

2.3 Nature of Business at Meetings of Stockholders. No business may be transacted at an Annual Meeting, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.3 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.3. Clause (c) of the immediately preceding sentence shall be the exclusive means for a stockholder to make business proposals (other than director nominations made in accordance with Section 2.4 or Section 2.18 and other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an Annual Meeting.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof (and timely updates and supplements thereto) in proper written form to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an Annual Meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5 business days after the later of the record date for the meeting or the date such record date is first publicly disclosed, in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, or any adjournment or postponement thereof, in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

To be in proper form, a stockholder’s notice given pursuant to this Section 2.3 shall set forth, as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the proposal is made: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (ii) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, and of such beneficial owner, (iii) (A) the class and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, or any of their respective affiliates or associates or persons acting in concert therewith, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including any such interests held by members of such person’s immediate family sharing the same household, (iv) a description of all arrangements or understandings between such stockholder or beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder or beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, in such business, (v) to the extent not required by clauses (ii) through (iv), any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act if the requirements therein were applicable to such stockholder and such beneficial owner and any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting. The presiding officer of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he may so declare to the meeting and any such business not properly brought shall not be transacted. Notwithstanding the provisions of this paragraph or of Section 2.14, so long as the Corporation is subject to Rule 14a-8 under the Exchange Act, business consisting of a proposal properly included in the Corporation’s proxy statement with respect to a meeting pursuant to such Rule may be transacted at a meeting, provided that the stockholder making such proposal complies with the requirements of such rule, including paragraph (h) thereof.

2.4 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances and except as provided in Section 2.18 and Section 3.2 of these Bylaws. Nominations of persons for election to the Board of Directors at any Annual Meeting, or at any Special Meeting of Stockholders called for the purpose of electing directors, may be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.4 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.4. Clause (b) of the immediately preceding sentence and Section 2.18 of these Bylaws shall be the exclusive means for a stockholder to make director nominations for an Annual Meeting of Stockholders and clause (b) of the immediately preceding sentence shall be the exclusive means for a stockholder to make director nominations for a Special Meeting of Stockholders.

In addition to any other applicable requirements, for a nomination to be properly brought before a meeting of stockholders by a stockholder pursuant to clause (b) of the immediately preceding paragraph, such stockholder must have given timely notice thereof (and timely updates and supplements thereto) in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than no later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting date was mailed or such public disclosure of the date of the annual Meeting was first made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, no later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an Annual Meeting or a

Special Meeting called for the purpose of electing directors, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5 business days after the later of the record date for the meeting or the date notice of the record date is first publicly disclosed, in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, or any adjournment or postponement thereof, in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other provision of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

To be in proper form, a stockholder’s notice given pursuant to this Section 2.4 shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, or any beneficial owner on whose behalf the nomination is made, or any of their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand; and (b) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of the stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the information required by clauses (iii)(A) through (iii)(G) of the fourth paragraph of Section 2.3, (iii) a description of all arrangements or understandings between such stockholder or beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, and each proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are to be made and any material interest of such stockholder or beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, in such nomination, (iv) to the extent not required by clauses (b)(ii) and (b)(iii), any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act if the requirements therein were applicable to such stockholder and such beneficial owner and any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. Such notice must be accompanied by (x) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected and (y) a completed and signed questionnaire, representation and agreement required by the next succeeding paragraph of this Section 2.4. At the request of the Corporation, any proposed nominee shall furnish to the Secretary any other information (A) that may reasonably be required by the Corporation to determine whether such proposed nominee is independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (C) that may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation. The presiding officer of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he may so declare to the meeting and the defective nomination shall be disregarded.

To be eligible to be a nominee for election or re-election by the stockholders as a director of the Corporation, a person must deliver (not later than the deadline prescribed for delivery of notice under the second paragraph of this Section 2.4) to the Secretary of the Corporation a written questionnaire with respect to the background and qualification of such person and, if applicable, the background of any other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such person, if elected as a director, will act or vote (in his or her capacity as a director of the Corporation) on any issue or question (a “Voting Commitment”) that has not been disclosed in such questionnaire; or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s duties under applicable law, as a director of the Corporation; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such questionnaire; and (iii) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected as a director, as of the date of such representation and will comply with, applicable law and all conflict of interest, confidentiality and other policies and guidelines of the Corporation (including the Corporate Governance Guidelines adopted by the Board of Directors) applicable to directors generally and publicly available (whether on the Corporation’s website or otherwise), as may be amended from time to time.

2.5 Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, (ii) the President, (iii) the Secretary or (iv) the Board of Directors, and shall be called by the Secretary, subject to compliance with the terms of this Section 2.5, upon the written request of holders having an aggregate “net long position” of not less than twenty percent (20%) of the outstanding shares of the Corporation’s common stock as of the date of such request (“Special Meeting Request”). “Net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, provided that (x) for purposes of such definition, in determining such holder’s “short position,” the reference in such Rule to “the date the tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange on such date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to vote or direct the vote at the Special Meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Article and related provisions of the By-laws shall be determined in good faith by the Board, which determination shall be conclusive and binding on the Corporation and the stockholders. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto); provided, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Special Meeting.

Notwithstanding the foregoing, a Special Meeting shall not be held if (i) the Special Meeting request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the Special Meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) calendar days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at a meeting of the stockholders held not more than twelve (12) months before the Special Meeting request is delivered, (iv) a Similar Item was presented at a meeting of the stockholders held not more than ninety (90) days before the Special Meeting request is delivered (and, for purposes of this clause (iv), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) or (v) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a Stockholder meeting that has been called by the time the Special Meeting request is delivered but not yet held.

Upon the written request of any stockholders who have called a Special Meeting, it shall be the duty of the Secretary of the Corporation to fix the date of the Special Meeting, which shall be held at such date and time as the Secretary may fix, not less than fifteen (15) nor more than sixty (60) days after the receipt of the request (provided that such request complies with all applicable provisions of these Bylaws), and to give due notice thereof in accordance with the applicable provisions of these Bylaws.

2.6 Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by (i) depositing the same in a post office box in a sealed postage paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the date of such mailing or (ii) by electronic transmission to the extent permitted by the General Corporation Laws of the State of Delaware (the “DGCL”). Any notice required to be given under these Bylaws may be waived by the person entitled thereto. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.
2.7 Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Article VI hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

2.8 Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the presiding officer of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.7 hereof, until a quorum shall be present or represented.

2.9 Voting. (a) Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question, with the exception of the election of directors, brought before any meeting of the stockholders shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.12 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.11 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b) Except as otherwise provided in the Certificate of Incorporation, a nominee for director shall be elected to the Board of Directors by stockholders if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast in any “contested election.” A “contested election” means any election of directors by the stockholders for which (i) the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors that was timely made in accordance with the applicable nomination periods provided in these Bylaws, and (ii) such nomination has not been withdrawn on or before the 10th day before the Corporation first mails its initial proxy statement in connection with such election of directors; provided, however, that the determination that an election is a contested election shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee but instead will be permitted to withhold a vote from a nominee.

2.10 Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram, cablegram or transmission, provided that any such telegram or cablegram must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing, telegram, cablegram or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, telegram, cablegram or transmission for any and all purposes for which the original writing, telegram, cablegram or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, telegram, cablegram or transmission.

2.11 List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.12 Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be established pursuant to this Section 2.12(b). In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice delivered to the Secretary at the principal executive offices of the Corporation, request that the Board of Directors fix a record date. To be valid and effective, the written notice must set forth the action or actions proposed to be taken by written consent and must be received by the Secretary at the principal executive offices of the Corporation. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 2.12(b)). If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by the DGCL. If no record date has been fixed by the Board of Directors, and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

2.13 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.11 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

2.14 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of the Board or the presiding officer of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the Board or the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

2.15 Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board of Directors or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

2.16 Certain Matters Relating to Stockholder Proposals. Without limiting the applicability of Sections 2.3, 2.4 and 2.18, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Except for the immediately preceding sentence, nothing in Section 2.3, 2.4 or 2.18 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (ii) the holders of any class or series of preferred stock of the Corporation, voting as a class separately from the holders of common stock, to elect directors pursuant to any applicable provisions of such class or series preferred stock or the Certificate of Incorporation.

2.17 Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 2.12(b) of these Bylaws and applicable law, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with Section 2.12(b) and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.17 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

2.18 Proxy Access
.
(a)Whenever the Board of Directors solicits proxies with respect to the election of directors at an Annual Meeting (beginning with the 2016 Annual Meeting), subject to the provisions of this Section 2.18, the Corporation shall include in its proxy statement for such Annual Meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds that are part of the same Related Fund Group (as defined below)) that satisfies the requirements of this Section 2.18 (such stockholder or stockholders, the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 2.18 to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.18. For purposes of this Section 2.18, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 2.18(g) hereof). Subject to the provisions of this Section 2.18, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an Annual Meeting shall also be set forth on the form of proxy distributed by the Corporation in connection with such Annual Meeting.

(b)In addition to any other applicable requirements, for a Stockholder Nominee to be eligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.18, the Eligible Stockholder must give timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Corporation. To be timely, the Notice of Proxy Access Nomination must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the previous year’s Annual Meeting. In no event shall any adjournment or postponement of an Annual Meeting or the public announcement thereof commence a new time period for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.18.

(c)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an Annual Meeting shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.18 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such number, as it may be adjusted pursuant to this Section 2.18(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (x) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (y) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the three (3) preceding Annual Meetings (including any persons counted as Stockholder Nominees pursuant to clause (B) of the next sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (A) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.18 whose nomination is subsequently withdrawn and (B) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.18 whom the Board of Directors decides to nominate for election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.18 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.18 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.18 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.18 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder properly disclosed as owned in its Notice of Proxy Access Nomination (as determined by the Corporation). If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.18 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.18 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(d)To make a nomination pursuant to this Section 2.18, an Eligible Stockholder must have owned (as defined below) at least three percent (3%) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation in accordance with this Section 2.18 and the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and must continue to own the Required Shares through the date of the Annual Meeting. For purposes of this Section 2.18, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate, but not including any hedging across a broad multi-industry investment portfolio solely with respect to currency risk, interest-rate risk or, using a broad multi-industry index-based hedge, equity risk. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the Annual Meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 2.18, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. For purposes of this Section 2.18, the term “Related Fund Group” means two or more collective investment funds that hold themselves out to investors as related funds for purposes of investment and investor services or are sponsored by the same employer. For the avoidance of doubt, no shares may be attributed as owned by more than one person constituting an Eligible Stockholder under this Section 2.18, and no person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.18.

(e)To be in proper written form for purposes of this Section 2.18, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i)a written statement signed by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously during the Minimum Holding Period and the Eligible Stockholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or the date notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has continuously owned through the record date;

(ii)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(iii)a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)the information, representations and agreements that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.4 of these Bylaws (including the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected and the completed and signed questionnaire, representation and agreement identified in Section 2.4 of these Bylaws);

(v)a representation and agreement that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the Annual Meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.18, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the Annual Meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the Annual Meeting, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)a representation as to the Eligible Stockholder’s intentions with respect to continuing to own the Required Shares for at least one year following the Annual Meeting;

(vii)an agreement that the Eligible Stockholder (A) assumes all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) will indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.18 and (C) will file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the Annual Meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(viii)in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.18 (including withdrawal of the nomination); and

(ix)in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds that are part of the same Related Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Related Fund Group.

(f)In addition to the information required pursuant to Section 2.18(e) or any other provision of these Bylaws, the Corporation may require (i) any proposed Stockholder Nominee to furnish any other information (x) that may reasonably be required by the Corporation to determine whether the Stockholder Nominee would be independent under the Independence Standards, (y) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (z) that may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation and (ii) the Eligible Stockholder to furnish any other information that may reasonably be required by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.

(g)The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s), regardless of the number of its Stockholder Nominees. Notwithstanding anything to the contrary contained in this Section 2.18, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(h)In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information to the Corporation pursuant to this Section 2.18 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and as of the date that is ten (10) business days prior to the Annual Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than the later of five (5) business days after the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or the date notice of the record date is first publicly disclosed, in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date of the Annual Meeting, in the case of the update and supplement required to be made as of ten (10) business days prior to the Annual Meeting. For the avoidance of doubt, the requirement to update and supplement such information does not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including, without limitation, under these Bylaws) available to the Corporation relating to any defect.

(i)Notwithstanding anything to the contrary contained in this Section 2.18, the Corporation shall not be required to include, pursuant to this Section 2.18, a Stockholder Nominee in its proxy materials (i) for any meeting of stockholders for which the Secretary of the Corporation receives notice (whether or not subsequently withdrawn) that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for director nominations set forth in Section 2.4 of these Bylaws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who would not be an independent director under the Independence Standards, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided any information to the Corporation or its stockholders in respect of the nomination that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, or (ix) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.18.

(j)Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 2.18 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.18 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the Annual Meeting, in each case as determined by the Board of Directors, any duly authorized committee thereof or the chairman of the Annual Meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the Annual Meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible

Stockholder and (z) the Board of Directors or the chairman of the Annual Meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a representative thereof, any such representative to be designated in writing by the Eligible Stockholder and provided to the Corporation in advance of the Annual Meeting) does not appear at the Annual Meeting to present any nomination pursuant to this Section 2.18, such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(k)Whenever the Eligible Stockholder consists of a group of stockholders (including funds in a Related Fund Group counting as a single stockholder), (i) each provision in this Section 2.18 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide each of such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 2.18 by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any Annual Meeting.

(l)Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting but either (i) withdraws from or becomes ineligible or unavailable for election at the Annual Meeting or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.18 for the next two (2) Annual Meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.4 of these Bylaws.

(m)For purposes of this Section 2.18 “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(n)This Section 2.18 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE III

DIRECTORS

3.1 Number, Quorum, Qualifications and Retirement. (a) The Board of Directors shall consist of a number of directors, no fewer than five (5), as the Board of Directors may determine. A majority of the directors shall constitute a quorum for the transaction of business. A director need not be a stockholder at the time of his or her initial election or appointment to the

Board; provided, however, that all directors must thereafter comply with any applicable stock ownership guidelines set forth in the Corporate Governance Guidelines adopted by the Board of Directors.

(b) The directors shall be elected in the manner provided in the Delaware General Corporation Law and the provisions of these Bylaws (including Section 2.9 hereof). Any nominee for director in an uncontested election (as defined in Section 2.9 hereof) who receives a greater number of votes “against” his or her election than votes “for” such election shall, to the extent not previously provided, promptly (and in any event no later than the first regularly scheduled meeting of the Board of Directors following certification of the stockholders’ vote) submit his or her resignation conditioned upon the acceptance of such resignation by the Nominating and Governance Committee. The Nominating and Governance Committee of the Board of Directors shall consider all of the relevant facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such conditional resignation. The Board of Directors will consider the Nominating and Governance Committee’s recommendation and decide whether to accept or reject any tendered resignation no later than ninety (90) days following certification of the stockholders’ vote. Following the Board’s decision on such recommendation, the Corporation will promptly publicly disclose the Board’s decision and process (including, if applicable, the reason or reasons for rejecting the tendered resignation(s)) in a periodic or current report filed with the Commission.

To the extent that one or more directors’ resignations are accepted by the Board of Directors, the Nominating and Governance Committee will recommend to the Board of Directors whether to fill such vacancy or vacancies or, to the extent permitted by the Certificate of Incorporation or these Bylaws, to reduce the size of the Board.

Any director whose resignation is being considered pursuant to this provision will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept such director’s resignation. If the resignation of a member of the Nominating and Governance Committee is under consideration with respect to the same election, then the independent directors who were elected at such election will appoint a Board of Directors committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board of Directors whether to accept or reject them. Such committee may, but need not, consist of all of the independent directors who were elected. If less than three (3) independent directors were re-elected, then the entire Board of Directors shall consider the tendered resignations, provided, however, that a director may not participate in the consideration of his or her own resignation.

3.2 Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of other directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

3.3 Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

3.4 Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5 Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

3.6 Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

3.7 Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

3.8 Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

3.9 Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

3.10 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

3.11 Compensation. The Board of Directors may adopt policies and practices for the payment or reimbursement of directors’ expenses and compensation and benefits, if any, for directors and former directors (including former directors appointed directors emeriti under these bylaws as previously in effect), which compensation and benefits may, but need not, include cash payments, awards of stock and other incentives to the extent permitted under applicable plans, and access to benefits made available to employees of the Corporation or its subsidiaries and which may include additional amounts or awards for service as Chairman of the Board of Directors, presiding or lead director, chairmanship of a committee or other functions. Any such policies or practices may be modified or rescinded at any time, and a current or former director has vested rights in the continuation of any such policy or practice only if and to the extent expressly provided.

3.12 Executive Committee. The directors may appoint from their number an executive committee which may make its own rules of procedure and shall meet where and as provided by such rules, or by a resolution of the directors. A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all the members of the committee shall be necessary to the adoption of any resolution. During the intervals between the meetings of the directors the executive committee shall have and may exercise all the powers of the directors in the management of the business and affairs of the Corporation, including power to authorize the seal of the Corporation to be affixed to all papers which may require it, in such manner as such committee shall deem best for the interests of the Corporation, in all cases in which specific directions shall not have been given by the directors.

3.13 Chairman of the Board of Directors. The directors shall appoint from their number a Chairman of the Board of Directors, who shall preside at all meetings of the stockholders and of the Board of Directors and shall be a member of the executive committee, if any. The Chairman of the Board of Directors shall have supervision of such matters as may be designated to him by the Board of Directors or the executive committee.

3.14 Vice Chairman of the Board of Directors. The directors may appoint from their number a Vice Chairman, who shall be vested with all the powers and perform all of the duties of the Chairman of the Board of Directors in the absence or disability of the latter unless or until the Board of Directors shall otherwise determine.

ARTICLE IV

OFFICERS

4.1 General. The officers of the Corporation shall be a President, one or more Vice Presidents, one or more of whom may be designated as Executive Vice President or Senior Vice President and shall have senior authority, a Secretary, a Treasurer, a Controller and such assistants and other officers, including a Chief Executive Officer and a Chief Operating Officer, as may from time to time be elected or appointed by the Board of Directors. The Board of Directors, by resolution, may also designate the Chairman and any Vice Chairman of the Board of Directors as officers. Two or more offices may be held by the same person.

4.2 Chairman and Vice Chairman of the Board of Directors. If designated as an officer of the Corporation, the Chairman and any Vice Chairman of the Board of Directors, in addition to his responsibilities as a director, shall have supervision of such matters as may be designated to him by the Board of Directors or the executive committee, and any such Vice Chairman of the Board of Directors shall be vested with all the powers and shall perform all the duties of the Chairman in the absence or disability of the latter (and if more than one such Vice Chairman, in order of seniority) unless or until the Board of Directors shall otherwise determine.

4.3 President. The President shall, in the absence of the Chairman or any Vice Chairman of the Board, preside at all meetings of the Board of Directors, and act as Chairman at, and call to order all meetings of the stockholders. He shall have such other powers and perform such other duties as shall be prescribed by the Board of Directors. If there is no Chief Executive Officer, the President shall have all the powers and duties specified for the Chief Executive Officer.

4.4 Chief Executive Officer. The Board of Directors may elect a Chief Executive Officer. The Chief Executive Officer shall have power to call special meetings of the stockholders and directors for any purpose or purposes, appoint and discharge, subject to the approval of the Board of Directors, employees and agents of the Corporation, make and sign contracts and agreements in the name and behalf of the Corporation, except that he be not authorized to dispose or encumber material assets of the Corporation without the authority of the Board of Directors, and while the Board of Directors and/or committees are not in session he shall have general management and control of the business and affairs of the Corporation; he shall see that the books, reports, statements and certificates required by the statute under which this Corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he shall generally do and perform all acts incident to the office of President or Chief Executive Officer, or which are authorized or required by law. He shall have such other powers and perform such other duties as shall be prescribed by the Board of Directors.

4.5 Chief Operating Officer. The Board may elect a Chief Operating Officer. The Chief Operating Officer shall have such powers and perform such duties as shall be prescribed by the Board of Directors.

4.6 Vice President. The Vice Presidents in the order of their seniority shall be vested with all the powers and shall perform all the duties of the President in the absence or disability of the latter, unless or until the Board of Directors shall otherwise determine. They shall have such other powers and perform such other duties as shall be prescribed by the Board of Directors.

4.7 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board of Directors, the President, or by the Board of Directors or stockholders upon whose requisition the meeting is called as provided in these Bylaws. He shall record all proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same. He shall be sworn to the faithful discharge of his duties.

4.8 Assistant Secretary. Any Assistant Secretary shall be vested with the powers and shall perform all the duties of Secretary in the absence or disability of the latter, unless or until the Board of Directors shall otherwise determine. He shall have such other powers and perform such other duties as shall be prescribed by the Board of Directors.

4.9 Treasurer. The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation; he shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the Corporation and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the Corporation to be kept for that purpose full and accurate accounts of all monies received and paid out on account of the Corporation, and, whenever required by the President or the Board of Directors, he shall render a statement of his cash accounts. He shall, unless otherwise determined by the Board of Directors, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect of the stock and securities of the Corporation; he shall prepare and submit from time to time to the Board of Directors financial, cash and operating budgets or estimates; he shall prepare and submit such other financial data and information as he shall be directed to by the Board of Directors; and he shall perform all of the other duties incident to the office of Treasurer.

He shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

4.10 Assistant Treasurer. Any Assistant Treasurer shall be vested with all the powers and shall perform all the duties of Treasurer in the absence or disability of the latter, unless or until the Board of Directors shall otherwise determine. He shall have such other powers and perform such other duties as shall be prescribed by the Board of Directors.

4.11 Controller. The Controller shall be responsible for directing the Corporation’s accounting functions. Specific areas include the development and maintenance of planning and budgeting systems, analysis and interpretation of trends requiring management’s attention, the preparation of financial and management reports and procedures, and senior management. Ancillary responsibilities include the supervision of external auditors, and participation in the planning and execution of the utility rate cases.

4.12 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.13 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE V

STOCK

5.1 Form of Certificates. The shares of the Corporation may be represented by certificates or may be uncertificated. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares may be uncertificated upon the original issuance thereof by the Corporation or upon surrender or any certificate representing such shares to the Corporation or its transfer agent.

5.2 Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation by the Corporation or the Corporation’s transfer agent and upon the surrender of a certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

5.5 Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.6 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

5.7 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

6.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable or otherwise electronically as permitted by law.

6.2 Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.8 hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

7.2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.3 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year unless changed by resolution of the Board of Directors.

7.4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

7.5 Forum for Adjudication of Certain Disputes. (a) Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the Corporation’s Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

(b) Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

(c) Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.5.

(d) Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. If any action the subject matter of which is within the scope of paragraph (a) or (b) above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce paragraph (a) or (b) above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(e) The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 7.5 with respect to any current or future actions or claims.

7.6 Determinations, Etc. To the fullest extent permitted by law and except as expressly provided otherwise in these Bylaws, any interpretation or application of, or determination under, these Bylaws made by the Board of Directors or authorized committee thereof shall be conclusive and binding on the Corporation, its stockholders and other affected persons.

ARTICLE VIII

INDEMNIFICATION

8.1 Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 8.3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3 Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

8.4 Good Faith Defined. For purposes of any determination under Section 8.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 8.1 and 8.2, as the case may be.

8.5 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2, as the case may be. Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

8.6 Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

8.7 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 8.1 and 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

8.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

8.9 Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “other enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

8.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article VIII shall not adversely affect any right to indemnification or advancement of expenses under this Article VIII with respect to acts or omissions occurring before the repeal or modification.

8.11 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

9.1 Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that in case of action by the stockholders, notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of the stockholders. All such amendments must be approved by either the holders of at least a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

9.2 Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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